UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2008

PERFORMANCE TECHNOLOGIES, INCORPORATED

Commission file number 0-27460

Incorporated pursuant to the Laws of the State of Delaware

Internal Revenue Service – Employer Identification No. 16-1158413

205 Indigo Creek Drive, Rochester, New York 14626

(585)256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 7, 2008, Performance Technologies, Incorporated issued a press release announcing its results of operations for the quarter ending December 31, 2007. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

(99.1) Press release issued by Performance Technologies, Incorporated on February 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

February 11, 2008	By	/s/ John M. Slusser
John M. Slusser President and Chief Executive Officer

February 11, 2008	By	/s/ Dorrance W. Lamb
Dorrance W. Lamb Chief Financial Officer and Senior Vice President of Finance

Exhibit 99.1

For more information contact:

Dorrance W. Lamb

SVP and Chief Financial Officer

Performance Technologies

585-256-0200 ext. 7276

http://www.pt.com

finance@pt.com

Performance Technologies Announces

Fourth Quarter and 2007 Financial Results

“Company Reports $.10 earnings per share for the latest quarter”

ROCHESTER, NY – February 7, 2008 -- Performance Technologies, Inc. (NASDAQ: PTIX), a leading developer of communication platforms and systems, today announced its financial results for the fourth quarter 2007.

Revenue in the fourth quarter 2007 amounted to $10.6 million, compared to $12.4 million in the fourth quarter 2006. Revenue for 2007 amounted to $40.3 million, compared to $48.4 million in 2006.

Net income in the fourth quarter 2007 amounted to $1.2 million, or $.10 per diluted share, including stock-based compensation expense of $.2 million, or $.01 per share; restructuring charges amounting to $.2 million, or $.01 per share; and a gain on sale of an investment of $.3 million, or $.02 per share, based on 11.8 million shares outstanding. Net income in the fourth quarter 2006 amounted to $1.2 million, or $.09 per diluted share, including stock-based compensation expense of $.05 million, or $.00 per share, based on 13.3 million shares outstanding.

Net income for 2007 amounted to $1.8 million, or $.14 per diluted share, including stock-based compensation expense of $.7 million, or $.03 per share; write-off of software development costs amounting to $.5 million, or $.03 per share; restructuring charges of $.4 million, or $.02 per share; a gain on sale of an investment amounting to $.3 million, or $.02 per share; a recovery on a note receivable of $.5 million ($.4 million of which is reported in other income), or $.03 per share; and net discrete income tax provision items amounting to $.1 million, or $.01 per share, based on 12.6 million shares outstanding.

Net income for 2006 amounted to $1.5 million, or $.11 per diluted share, including stock-based compensation expense of $.5 million, or $.04 per share; restructuring charges of $1.8 million, or $.10 per share; a charge for non-compliant “RoHS” inventory amounting to $.8 million, or $.05 per share; and discrete income tax benefits amounting to $.4 million, or $.03 per share, based on 13.3 million shares outstanding.

Under the Company’s current stock repurchase program, approximately .1 million and 1.6 million shares of its common stock were repurchased for aggregate purchase prices of $.5 million and $8.0 million during the three months and year ended December 31, 2007, respectively. Since the beginning of 2007, the Company has repurchased approximately 12% of its common shares. The Company has 11.7 million common shares outstanding at December 31, 2007.

Cash and investments amounted to $32.2 million, or approximately $2.75 per share, and the Company had no long-term debt at December 31, 2007.

“In addition to meeting our fourth quarter projections, we importantly saw continuing signs of traction from our ongoing initiatives,” said John Slusser, president and chief executive officer. “Our emphasis on increasing our value proposition to our customers resulted in higher gross margin levels for a second sequential quarter, our market diversification efforts resulted in a meaningful increase in our aerospace and defense sector revenues and our ongoing investment in our Signaling Systems Group yielded continued growth in signaling product line revenues.” Mr. Slusser further noted, “For the 2007 year overall, we are pleased that meaningful progress was made to counteract ongoing challenges we face from weakness in our traditional OEM telecommunications business. Despite a decline in revenue from 2006, our net income improved in 2007, we realized higher gross margins and our overall expenses were reduced, while still making investments for the future. We ended 2007 with a strong balance sheet even after devoting nearly eight million dollars of our working capital to our stock repurchase program. As we optimistically move forward into 2008, we will build upon our established 2007 initiatives by further leveraging our core technologies and making prudent strategic investments supportive of long-term growth.”

Guidance

Many customers for our embedded systems products are only placing orders for product when they have orders in hand from their customers. At the current time, the Company’s forward-looking visibility of customer orders is very limited. This lack of customer visibility makes it challenging to forecast revenue and generally results in a substantial portion of the Company's revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter.

The OEM telecommunications business continues to be very challenging with significant network upgrades being primarily focused on the growth in text messaging. While the worldwide explosion in text messaging has been positive for our signaling product line, it has not resulted in meaningful shipments of our embedded systems products. Management currently expects shipments for aerospace and defense projects and signaling deployments to grow more rapidly during 2008 than expected declines in our OEM telecommunications business.

The Company provides guidance only on earnings per share expected in the next quarter. Management anticipates results in the first quarter 2008 to range from a profit of $.03 per share, to a loss of $.02 per share. These per share estimates exclude stock-based compensation expense, restructuring charges (if any) and discrete income tax items. In the first quarter 2008, stock-based compensation expense is expected to be approximately $.2 million, excluding any stock options that will be granted during the quarter.

More in-depth discussions of the Company's strategy and financial performance can be found in the Company's periodic reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.

About Performance Technologies (www.pt.com)

Performance Technologies (NASDAQ: PTIX) is a global supplier of integrated IP-based platforms and solutions for advanced communications networks and innovative computer system architectures. Our Embedded Systems Group offers robust application-ready platforms that incorporate open-standards based software and hardware, providing significantly accelerated end product deployment benefits for equipment manufacturers. Our Signaling Systems Group offers the SEGway™ product suite, which includes IP STPs, SS7 over IP transport solutions, and signaling gateways that enable lower operating costs through utilization of IP networks, thereby creating competitive advantages for carriers in existing and emerging markets.

Performance Technologies is headquartered in Rochester, New York. Additional engineering facilities are located in San Diego and San Luis Obispo, California; and Kanata, Ontario, Canada.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections. These forward-looking statements are subject to certain risks and uncertainties, and the Company's actual results can differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, among other factors, general business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, the attainment of design wins and obtaining orders as a result, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the Company's manufacturing capacity and arrangements, the protection of the Company's proprietary technology, the dependence on key personnel, changes in critical accounting estimates, potential impairments related to investments, foreign regulations and potential material weaknesses in the future. Forward-looking statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, Risk Factors, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2006, as contained in the Company’s Annual Report on Form 10-K, and other documents filed with the Securities and Exchange Commission.

###

A conference call will be held on Friday, February 8 at 9:00 a.m., New York time, to discuss the Company’s financial performance for the fourth quarter 2007. All institutional investors can participate in the conference by dialing (866) 250-5144 or (416) 849-6163. The call will be available simultaneously for all other investors at (866) 494-3387 or (416) 915-1198. A digital recording of this conference call may be accessed immediately after its completion from February 8 through February 12, 2008. To access the recording, participants should dial (866) 245-6755 or (416) 915-1035 using passcode 859366. A live webcast of the conference call will be available on the Performance Technologies website at www.pt.com and will be archived to the site within two hours after the completion of the call.

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

ASSETS

	December 31, 2007	December 31, 2006

Current assets:
Cash and cash equivalents	$ 15,592,000	$ 10,518,000
Investments	16,650,000	24,675,000
Accounts receivable	7,933,000	9,561,000
Inventories	4,783,000	5,678,000
Prepaid income taxes	713,000
Prepaid expenses and other assets	916,000	767,000
Deferred taxes	2,037,000	2,495,000
Total current assets	48,624,000	53,694,000

Property, equipment and improvements	2,260,000	2,213,000
Software development costs	3,297,000	3,185,000
Deferred taxes	1,095,000	1,026,000
Goodwill	4,143,000	4,143,000
Total assets	$ 59,419,000	$ 64,261,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$ 1,392,000	$ 1,460,000
Income taxes payable		232,000
Accrued expenses	4,425,000	4,302,000
Total current liabilities	5,817,000	5,994,000

Income taxes payable	706,000
Total liabilities	6,523,000	5,994,000

Stockholders’ equity:
Preferred stock
Common stock	133,000	133,000
Additional paid-in capital	15,483,000	14,699,000
Retained earnings	45,231,000	43,435,000
Treasury stock	(7,951,000)
Total stockholders’ equity	52,896,000	58,267,000
Total liabilities and stockholders’ equity	$ 59,419,000	$ 64,261,000

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2007 AND 2006

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006

Sales	$10,574,000	$12,357,000	$40,319,000	$48,405,000
Cost of goods sold	4,614,000	7,126,000	18,537,000	24,841,000
Software capitalization write-offs in
2007 and non RoHS inventory
charge in 2006			520,000	801,000
Gross profit	5,960,000	5,231,000	21,262,000	22,763,000

Operating expenses:
Selling and marketing	1,871,000	1,518,000	6,824,000	5,922,000
Research and development	2,303,000	2,707,000	9,854,000	11,049,000
General and administrative	1,108,000	1,132,000	4,833,000	5,330,000
Restructuring charges	153,000	(11,000)	393,000	1,775,000
Total operating expenses	5,435,000	5,346,000	21,904,000	24,076,000
Income (loss) from operations	525,000	(115,000)	(642,000)	(1,313,000)

Gain on sale of investment	305,000		305,000
Note receivable recoveries (valuation
charge)		(67,000)	143,000	(67,000)
Other income, net	470,000	498,000	2,129,000	1,588,000
Income before income taxes	1,300,000	316,000	1,935,000	208,000

Income tax provision (benefit)	129,000	(929,000)	121,000	(1,275,000)
Net income	$ 1,171,000	$ 1,245,000	$ 1,814,000	$ 1,483,000

Basic earnings per share	$ .10	$ .09	$ .14	$ .11

Weighted average common shares	11,759,000	13,272,000	12,581,000	13,202,000

Diluted earnings per share	$ .10	$ .09	$ .14	$ .11

Weighted average common and
common equivalent shares	11,803,000	13,343,000	12,626,000	13,344,000